UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Southern Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Employee Email]

2024 was an outstanding year for Southern Company. We celebrated milestones and navigated challenges while continuing to deliver strong financial results, celebrating commercial operation for Vogtle Unit 4, advancing our energy portfolio and transitioning for the future to further the reliability and resilience of our systems. These achievements reflect our team’s commitment to keep the customers and the communities we are privileged to serve at the center of everything we do.
During the 2025 Annual Meeting of Stockholders, our Chairman, President and CEO, Chris Womack, will discuss our 2024 performance, stockholders will vote on the items noted below and he will answer stockholder questions.
Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2025	FOR
Item #4 Approve Amendment to Restated Certificate of Incorporation	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

Items #5-8 Stockholder Proposals
Vote on four stockholder proposals:
•Simple Majority Vote
•Disclose Assumptions Underlying Continued Reliance on Fossil Fuel-Based Energy
•Conduct a Net Zero Audit
•Report on Respecting Workforce Civil Liberties
AGAINST each proposal

If you are a stockholder, as many of our employees are, you should have already received your proxy materials along with instructions on how to vote your shares. The proxy statement contains information about the company, the upcoming annual meeting, and the items that are up for a vote.

You can visit the annual meeting website to review and download copies of the proxy statement and annual report and find a link to vote your proxy. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 20.

Depending on how you hold your shares – 401(k) plan, bank, broker, etc. – it is possible that you received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials with instructions regarding how to access proxy materials online, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple accounts, you may have received voting instructions in a combination of these methods. I encourage you to vote your shares in all of your accounts.

Our virtual annual meeting will begin at 10:00 a.m. ET on Wednesday, May 21 and can be accessed online at http://www.virtualshareholdermeeting.com/SO2025.

If you have any questions about the proxy statement or the voting process, please contact Patrick Becker in the Office of General Counsel at 404-506-5122.

Thank you for considering these important company matters and voting your shares.
Sterling Spainhour
EVP, Chief Legal Officer

[Employee Article – SO Today]

Scheduled for publication May 13, 2025

Headline: It’s time to vote your proxy

2024 was an outstanding year for Southern Company. We celebrated milestones and navigated challenges while continuing to deliver strong financial results, celebrating commercial operation for Vogtle Unit 4, advancing our energy portfolio and transitioning for the future to further the reliability and resilience of our systems. These achievements reflect our team’s commitment to keep the customers and the communities we are privileged to serve at the center of everything we do.

During the 2025 Annual Meeting of Stockholders, our Chairman, President and CEO, Chris Womack, will discuss our 2024 performance, stockholders will vote on the items noted below and he will answer stockholder questions.

Eight items are up for vote at this year’s virtual annual meeting, which will begin at 10 a.m. E.T. on Wednesday, May 21. Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 20.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2025	FOR
Item #4 Approve Amendment to Restated Certificate of Incorporation	Approve an amendment to the Restated Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

Items #5-8 Stockholder Proposals
Vote on four stockholder proposals:
•Simple Majority Vote
•Disclose Assumptions Underlying Continued Reliance on Fossil Fuel-Based Energy
•Conduct a Net Zero Audit
•Report on Respecting Workforce Civil Liberties
AGAINST each proposal

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report, find a link to vote your proxy and access the virtual annual meeting online.